UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016 (March 6, 2016)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal St., Suite 1500 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Gogo Inc. on March 10, 2016 to correct the description of the Agreement (as defined below).

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2016, Gogo LLC (“Gogo”), a wholly owned subsidiary of Gogo Inc. (the “Company”), and Intelsat Corporation (“Intelsat”) entered into an agreement for capacity on several current and future satellites that will be part of Intelsat’s global network (the “Agreement”). Pursuant to the Agreement, Intelsat will provide, and Gogo will purchase, Ku-band satellite capacity for use with Gogo’s 2Ku and Ku in-flight connectivity systems. Gogo has contracted for widebeam and spotbeam capacity providing coverage over Africa, Europe, Asia, the Middle East, and portions of the Carribbean, Atlantic and Pacific Oceans. In addition, Gogo agreed to purchase from Intelsat capacity on the OneWeb satellite constellation, a low earth orbit satellite constellation expected to be in service in 2019, subject to certain conditions and availability.

The Intelsat satellite capacity will initially include use of traditional wide beam services on specified satellites as well as spot beam services on specified high throughput satellites that are expected to enter service beginning in 2016. The Agreement sets out monthly fees for the Intelsat satellite service capacity and provides that prices for the OneWeb capacity will be negotiated by the parties. Under the Agreement, Gogo’s obligations to purchase Intelsat satellite capacity expire December 31, 2023, unless earlier terminated in accordance with the Agreement. The specifications, service level agreements and other details of the Intelsat and OneWeb services will be set forth in statements of work or separate agreements to be agreed upon by the parties.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2016.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on management’s beliefs and assumptions and on information currently available to management. Most forward-looking statement contain words that identify them as forward-looking, such as “anticipates,” “believes,” “continues,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would or similar expressions and the negatives of those terms that relate to future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any projected results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent the beliefs and assumptions of the Company only as of the date of this report and the Company undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term financial or operational goals and targets will be realized. In particular, the availability and performance of the satellite service capacity to be provided pursuant to the Agreement as set forth in this report may be not realized, and there can be no assurance that the Company will be able to provide connectivity service to aircraft that fully utilize such satellite capacity. For a discussion of some of the important factors that could cause the Company’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this report, investors should refer to the disclosure contained under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias Executive Vice President and General Counsel

Date: March 11, 2016